June 2026

Pricing Supplement No. 16,506

Registration Statement Nos. 333-293641; 333-293641-01

Dated June 5, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due June 8, 2028 With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee the repayment of any principal at maturity and have the terms described in the accompanying product supplement, tax supplement and prospectus, as supplemented or modified by this document. Beginning after one year, the securities will be automatically redeemed if the closing price of each of the common stock of Advanced Micro Devices, Inc. and the common stock of Marvell Technology, Inc., which we refer to collectively as the underlying stocks (each multiplied by its respective then-current adjustment factor) on any of the monthly determination dates is greater than or equal to 100% of its respective initial share price, which we refer to as its respective call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a per annum return of approximately 62.508%. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to 60% of its respective initial share price, which we refer to as the respective downside threshold level, investors will receive a payment at maturity per $1,000 security that reflects a per annum return of approximately 62.508%. However, if the securities are not automatically redeemed prior to maturity and the final share price of either underlying stock is less than its respective downside threshold level, investors will be exposed to the decline of the worst performing underlying stock from its initial share price on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective downside threshold level of either underlying stock will result in a significant loss of your investment, even if the other underlying stock has appreciated or has not declined as much. The securities are for investors who are willing to risk their principal based on the worst performing of three underlying stocks and forego current income and participation in the appreciation of the underlying stocks in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each of the underlying stocks closes at or above its respective call threshold level on a monthly determination date or at or above its respective downside threshold level on the final determination date and the limited protection against loss that applies only if the final share price of each underlying stock is greater than or equal to the respective downside threshold level. Investors will not participate in any appreciation of either underlying stock. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	Advanced Micro Devices, Inc. common stock (the “AMD Stock”) and Marvell Technology, Inc. common stock (the “MRVL Stock”)
Aggregate principal amount:	$1,040,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	June 5, 2026
Original issue date:	June 10, 2026 (3 business days after the pricing date)
Maturity date:	June 8, 2028
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date.  Following the initial 1-year non-call period, if, on any of the monthly determination dates, beginning on June 14, 2027, the determination closing price of each underlying stock is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the relevant early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed on any early redemption date if the determination closing price of either underlying stock is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 62.508% per annum) for each monthly determination date. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

Determination dates:

Beginning after one year, monthly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustments will be made to the early redemption payment.

Downside threshold level:	With respect to the AMD Stock, $279.828, which is 60% of its initial share price With respect to the MRVL Stock, $158.082, which is 60% of its initial share price
Call threshold level:	With respect to the AMD Stock, $466.38, which is 100% of its initial share price With respect to the MRVL Stock, $263.47, which is 100% of its initial share price
Determination closing price:	With respect to each underlying stock, on any trading day, the closing price of such underlying stock on such trading day times the adjustment factor for such underlying stock on such trading day
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$2,250.16

●If the final share price of either underlying stock is less than its respective downside threshold level:

$(1,000 x share performance factor of the worst performing underlying stock)

Under these circumstances, you will lose more than 40%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$951.10 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$20.00(1)
		$5(2)	$975.00
Total	$1,040,000	$26,000	$1,014,000

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $20.00 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each security.

(3)See “Use of proceeds and hedging” on page 20.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated April 8, 2026 Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 8, 2028

All Payments on the Securities Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Terms continued from previous page:

Initial share price:	With respect to the AMD Stock, $466.38, which is its closing price on the pricing date With respect to the MRVL Stock, $263.47, which is its closing price on the pricing date
Final share price:	With respect to each underlying stock, the respective determination closing price of such underlying stock on the final determination date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Share performance factor:	With respect to each underlying stock, the final share price divided by the initial share price
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
CUSIP:	61781GGS4
ISIN:	US61781GGS49
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates	Early Redemption Dates		Early Redemption Payments (per $1,000 Security)
1st determination date:	June 14, 2027	1st early redemption date:	June 17, 2027	$1,625.08
2nd determination date:	July 6, 2027	2nd early redemption date:	July 9, 2027	$1,677.17
3rd determination date:	August 5, 2027	3rd early redemption date:	August 10, 2027	$1,729.26
4th determination date:	September 7, 2027	4th early redemption date:	September 10, 2027	$1,781.35
5th determination date:	October 5, 2027	5th early redemption date:	October 8, 2027	$1,833.44
6th determination date:	November 5, 2027	6th early redemption date:	November 10, 2027	$1,885.53
7th determination date:	December 6, 2027	7th early redemption date:	December 9, 2027	$1,937.62
8th determination date:	January 5, 2028	8th early redemption date:	January 10, 2028	$1,989.71
9th determination date:	February 7, 2028	9th early redemption date:	February 10, 2028	$2,041.80
10th determination date:	March 6, 2028	10th early redemption date:	March 9, 2028	$2,093.89
11th determination date:	April 5, 2028	11th early redemption date:	April 10, 2028	$2,145.98
12th determination date:	May 5, 2028	12th early redemption date:	May 10, 2028	$2,198.07
Final determination date:	June 5, 2028	See “Maturity date” above.		See “Payment at maturity” above.

June 2026 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 8, 2028

All Payments on the Securities Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due June 8, 2028 All Payments on the Securities Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc. (the “securities”) do not provide for the regular payment of interest and do not guarantee any repayment of the stated principal amount at maturity. Instead, beginning after one year, the securities will be automatically redeemed if the closing price of each underlying stock (multiplied by its respective then-current adjustment factor) on any of the determination dates is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a per annum return of approximately 62.508%, as described below. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal its respective downside threshold level, investors will receive a payment at maturity per $1,000 security that reflects a per annum return of approximately 62.508%. However, if the securities are not automatically redeemed prior to maturity and the final share price of either underlying stock is less than its respective downside threshold level, investors will be exposed to the decline of the worst performing underlying stock from its initial share price on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	Approximately 2 years
Automatic early redemption monthly:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this initial 1-year non-call period, if, on any of the monthly determination dates, beginning June 14, 2027, the closing price of each underlying stock (multiplied by its respective then-current adjustment factor) is greater than or equal its respective call threshold level, the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 62.508% per annum) for each monthly determination date, as follows:

●1st determination date:

●$1,625.08

●2nd determination date:

●$1,677.17

●3rd determination date:

●$1,729.26

●4th determination date:

●$1,781.35

●5th determination date:

●$1,833.44

●6th determination date:

●$1,885.53

●7th determination date:

●$1,937.62

●8th determination date:

●$1,989.71

●9th determination date:

●$2,041.80

●10th determination date:

●$2,093.89

●11th determination date:

●$2,145.98

●12th determination date:

●$2,198.07

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$2,250.16

●If the final share price of either underlying stock is less than its respective downside threshold level:

$(1,000 x share performance factor of the worst performing underlying stock)

June 2026 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 8, 2028

All Payments on the Securities Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

If the securities are not redeemed prior to maturity and the final share price of either underlying stock is less than its respective downside threshold level, investors will be fully exposed to the negative performance of the worst performing underlying stock and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

June 2026 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 8, 2028

All Payments on the Securities Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $951.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

June 2026 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 8, 2028

All Payments on the Securities Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed for an early redemption amount corresponding to a return of approximately 62.508% per annum if the closing price of each of the underlying stocks (multiplied by its respective then-current adjustment factor) on any of the monthly determination dates is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be significantly less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when the closing price of each underlying stock (multiplied by its respective then-current adjustment factor) is greater than or equal to its respective call threshold level on any of the monthly determination dates, the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date, corresponding to a return of approximately 62.508% per annum. Investors do not participate in any appreciation of the underlying stocks.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity

This scenario assumes that the closing price of at least one underlying stock (multiplied by its respective then-current adjustment factor) is below its respective call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price of each underlying stock is at or above its respective downside threshold level. At maturity, investors will receive a cash payment equal to $2,250.16 per stated principal amount, corresponding to a return of approximately 62.508% per annum. Investors do not participate in any appreciation of the underlying stocks.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that the closing price of the worst performing underlying stock (multiplied by its respective then-current adjustment factor) is below its respective call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price of either underlying stock is below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

June 2026 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 8, 2028

All Payments on the Securities Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing price of each underlying stock on each of the monthly determination dates (beginning after one year), and the payment at maturity (if the securities are not redeemed prior to maturity) will be determined by reference to the final share price of each underlying stock on the final determination date. The actual initial share prices, call threshold levels and downside threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below may have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples assume that there are no adjustments to the adjustment factors and are based on the following terms:

Hypothetical Initial Share Price:	With respect to the AMD Stock: $100.00 With respect to the MRVL Stock: $100.00
Hypothetical Call Threshold Level:	With respect to the AMD Stock: $100.00, which is 100% of its hypothetical initial share price With respect to the MRVL Stock: $100.00, which is 100% of its hypothetical initial share price
Hypothetical Downside Threshold Level:	With respect to the AMD Stock: $60.00, which is 60% of its hypothetical initial share price With respect to the MRVL Stock: $60.00, which is 60% of its hypothetical initial share price
Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 62.508% per annum for each monthly determination date (beginning after one year), as follows:

●1st determination date:

$1,625.08

●2nd determination date:

$1,677.17

●3rd determination date:

$1,729.26

●4th determination date:

$1,781.35

●5th determination date:

$1,833.44

●6th determination date:

$1,885.53

●7th determination date:

$1,937.62

●8th determination date:

$1,989.71

●9th determination date:

$2,041.80

●10th determination date:

$2,093.89

●11th determination date:

$2,145.98

●12th determination date:

$2,198.07

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$2,250.16

●If the final share price of either underlying stock is less than its respective downside threshold level:

$(1,000 x share performance factor of the worst performing underlying stock)

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000

Automatic Call:

Example 1 — the securities are redeemed following the second determination date (beginning after one year)

June 2026 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 8, 2028

All Payments on the Securities Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

	Determination Closing Price		Payment (per Security)
	AMD Stock	MRVL Stock
1st Determination Date	$95.00 (below the call threshold level)	$105.00 (at or above the call threshold level)	--
2nd Determination Date	$125.00 (at or above the call threshold level)	$105.00 (at or above the call threshold level)	$1,677.17

In this example, on the first determination date, the closing price of one of the underlying stocks is at or above its respective call threshold level, but the closing price of the other underlying stock is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing prices of both underlying stocks are at or above their respective call threshold levels. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive $1,677.17 per security on the related early redemption date, corresponding to an annual return of approximately 62.508%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying stocks.

Payment at Maturity

In the following examples, the closing price of each underlying stock on each of the monthly determination dates (beginning after one year) is less than its respective call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price		Payment at Maturity (per Security)
	AMD Stock	MRVL Stock
Example 1:	$125.00 (at or above its downside threshold level)	$125.00 (at or above its downside threshold level)	$2,250.16
Example 2:	$118.00 (at or above its downside threshold level)	$55.00 (below its downside threshold level)	$1,000 × ($55.00 / $100.00) = $550.00
Example 3:	$31.50 (below its downside threshold level)	$20.00 (below its downside threshold level)	$1,000 × ($20.00 / $100.00) = $200.00

In example 1, the final share price of each underlying stock is at or above its respective downside threshold level. Therefore, investors receive $2,250.16 per security at maturity, corresponding to an annual return of approximately 62.508%. Investors do not participate in any appreciation of either underlying stock.

In example 2, the final share price of one of the underlying stocks is at or above its respective downside threshold level, but the final share price of the other underlying stock is below its respective downside threshold level. The MRVL Stock has decreased 45% from its initial share price and the AMD stock has increased 18.00% from its initial share price to its final share price Therefore, investors will receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the MRVL Stock, which is the worst performing underlying stock in this example. Investors lose a significant portion of their investment even though one of the underlying stocks has appreciated, because the final share price of the other underlying stock is less than its respective downside threshold level.

In example 3, the final share prices of both underlying stocks are below their respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. The MRVL Stock has declined 80% from its initial share price to its final share price and the AMD Stock has declined 68.50% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the MRVL Stock, which represents the worst performing underlying stock in this example.

June 2026 Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 8, 2028

All Payments on the Securities Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

If the securities are not redeemed prior to maturity and the final share price of either underlying stock is less than its respective downside threshold level, you will lose a significant portion or all of your investment in the securities.

June 2026 Page 9

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 8, 2028

All Payments on the Securities Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, tax supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay any interest and do not guarantee the return of any of the stated principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final share price of either underlying stock is less than its respective downside threshold level of 60% of its initial share price, you will be exposed to the decline in the worst performing underlying stock, as compared to its respective initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payments or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payments specified for each determination date if each of the underlying stocks closes at or above its respective call threshold level on any of the monthly determination dates, or to the upside payment at maturity if the securities have not been redeemed and the final share of each underlying stock is at or above its respective downside threshold level. In all cases, you will not participate in any appreciation of the underlying stocks, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective initial share price, call threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

odividend rates on the underlying stocks,

otime remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require adjustments to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of either underlying stock at the time of sale is near or below its downside threshold level or if market interest rates rise.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk.

June 2026 Page 10

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 8, 2028

All Payments on the Securities Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭Investing in the securities is not equivalent to investing in the common stock of Advanced Micro Devices, Inc. or Marvell Technology, Inc. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

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The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could increase the (i) the value at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks), and (ii) downside threshold level for such underlying stock, which is the price at or above which the underlying stock must close on the final determination date (if the securities are not called) so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the closing price of either underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stock).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the call threshold levels, the downside threshold levels, the final share prices, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment that you will receive upon an early redemption or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of

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the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each of the underlying stocks. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying stocks. Poor performance by either underlying stock over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stock. In addition, if either underlying stock has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stock has appreciated or has not declined as much. Under these circumstances, the value of any such payment at maturity will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying stocks.

￭No affiliation with Advanced Micro Devices, Inc. or Marvell Technology, Inc. Advanced Micro Devices, Inc. and Marvell Technology, Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Advanced Micro Devices, Inc. or Marvell Technology, Inc. in connection with this offering.

￭We may engage in business with or involving Advanced Micro Devices, Inc. or Marvell Technology, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Advanced Micro Devices, Inc. or Marvell Technology, Inc. without regard to your interests and thus may acquire non-public information about Advanced Micro Devices, Inc. or Marvell Technology, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Advanced Micro Devices, Inc. or Marvell Technology, Inc., which may or may not recommend that investors buy or hold the underlying stock(s).

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the underlying stock, or engaging in transactions therein, and any such action could adversely affect the value of the underlying stock or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, this may decrease the final share price of an underlying stock to be less than its respective downside threshold level (resulting in a loss of a significant portion or all of your investment in the securities), materially and adversely affecting your return.

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Advanced Micro Devices, Inc. Overview

Bloomberg Ticker Symbol: AMD

Advanced Micro Devices, Inc. manufactures semiconductor products. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Advanced Micro Devices, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-07882 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Advanced Micro Devices, Inc. may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the underlying stock is accurate or complete.

The closing price of the AMD Stock on June 5, 2026 was $466.38. The following graph sets forth the daily closing prices of the underlying stock for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlying stock has at times experienced periods of high volatility. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying stock at any time.

AMD Stock Daily Closing Prices January 1, 2021 to June 5, 2026

This document relates only to the securities referenced hereby and does not relate to the underlying stock or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stock (and therefore the closing price of the underlying stock on the day on which the initial share price is determined) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

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Principal at Risk Securities

Marvell Technology, Inc. Overview

Bloomberg Ticker Symbol: MRVL

Marvell Technology, Inc. manufactures semiconductor products. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Marvell Technology, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-40357 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Marvell Technology, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the underlying stock is accurate or complete.

The closing price of the MRVL Stock on June 5, 2026 was $263.47. The following graph sets forth the daily closing prices of the underlying stock for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlying stock has at times experienced periods of high volatility. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying stock at any time.

MRVL Stock Daily Closing Prices January 1, 2021 to June 5, 2026

This document relates only to the securities referenced hereby and does not relate to the underlying stock or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stock (and therefore the closing price of the underlying stock on the day on which the initial share price is determined) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

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Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, tax supplement or prospectus, the terms herein shall control.
Underlying stocks:	The accompanying product supplement refers to the underlying stocks as the “underlying shares.”
Underlying stock issuer:

With respect to the AMD Stock, Advanced Micro Devices, Inc.

With respect to the MRVL Stock, Marvell Technology, Inc.

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Postponement of maturity date:

If the final determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed, and no adjustment will be made to the payment at maturity paid on such postponed date.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If (i) there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any determination date following the effective date of a reorganization event and prior to the final determination date: If the exchange property value (as defined below) is greater than or equal to the call threshold level, and the determination closing price (or exchange property value, if applicable) of the other underlying stock is also greater than or equal to its call threshold level, the securities will be automatically redeemed for the relevant early redemption payment.

●Upon the final determination date, if the securities have not previously been automatically redeemed, the payment at maturity per security will equal:

➢If the exchange property value on the final determination date is greater than or equal to the respective downside threshold level, and the final share price (or exchange property value, if applicable) of the other underlying stock is greater than or equal to the respective downside threshold level: $2,250.16; or

➢If the exchange property value on the final determination date is less than the respective downside threshold level, or if the final share price (or exchange property value, if applicable) of the other underlying stock is less than its respective downside threshold level:

➢ If the worst performing underlying stock has not undergone a

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reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

➢ If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of calculating the share performance factor, the “final share price” of the worst performing underlying stock will be deemed to equal the cash value, determined as of the final determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), per share of such worst performing underlying stock times the adjustment factor for such worst performing underlying stock on the final determination date.

In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the call threshold level or downside threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event, and (z) for any security received in any such reorganization event, an amount equal to the closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to “the underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factors will be made up to the close of business on the final determination date.

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No adjustments to the adjustment factors or method of calculating the adjustment factors will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of an underlying stock, including, without limitation, a partial tender or exchange offer for an underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factors or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with

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this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the value at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the downside threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of either underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $20.00 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5 for each security. The costs included in the original issue price of the securities will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley,

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when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the tax supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the tax supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the tax supplement or in the prospectus.

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